As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Turning Point Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0709285
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. EmployerIdentification Number)

5201 Interchange Way
Louisville, Kentucky 40229
(502) 778-4421
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lawrence Wexler
Chief Executive Officer
5201 Interchange Way
Louisville, Kentucky 40229
(502) 778-4421
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brett Nadritch David Zeltner Milbank, Tweed, Hadley & McCloy LLP 28 Liberty Street New York, New York 10005 (212) 530-5301	James W. Dobbins General Counsel 5201 Interchange Way Louisville, Kentucky 40229 (502) 778-4421

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	(3)	—
Preferred Stock, par value $0.01 per share	(1)(2)	(1)(2)	(3)	—
Depositary Shares(4)	(1)	(1)	(3)	—
Warrants	(1)	(1)	(3)	—
Units	(1)	(1)	(3)	—
Total Primary Offering			$200,000,000(5)	23,180.00(6)
Secondary Offering:
Common Stock, par value $0.01 per share	12,792,103(2)	(2)	$196,486,702.08(7)	$22,772.81(8)
Total Registration Fee (Primary and Secondary)			$396,486,702.08	$45,952.81

(Footnotes on next page)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)	There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, depositary shares, warrants and units as may from time to time be issued by the registrant, which together shall have an aggregate initial offering price not to exceed $200,000,000. This registration statement also covers an indeterminate amount of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $200,000,000.
(6)	Calculated in accordance with Rule 457(o) under the Securities Act.
(7)	With respect to the secondary offering, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such shares of common stock.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the shares of common stock on June 29, 2017 of $15.36, as reported on the New York Stock Exchange (“NYSE”).

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EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus that covers the offering, issuance and sale by us of up to $200,000,000 in the aggregate of our common stock, preferred stock, depositary shares, warrants and units, as well as the offering and sale of up to 12,792,103 shares of our common stock by the selling stockholders, in each case from time to time in one or more offerings; and
•	a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $50,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the sales agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the common stock to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $50,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us under this registration statement.

The information in this prospectus is not complete and may be changed. We or the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 30, 2017

PROSPECTUS

Turning Point Brands, Inc.

$200,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

Selling Stockholders

12,792,103 Shares of Common Stock

From time to time, in one or more offerings, we may offer and sell up to $200,000,000 of aggregate initial offer price of our (i) common stock, (ii) preferred stock, (iii) depositary shares, (iv) warrants and (v) units, or any combination of these securities. Specific terms of such sales will be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

In addition, the selling stockholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to 12,792,103 shares of common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We have agreed to bear certain expenses of the registration of the common stock under the federal securities laws on behalf of the selling stockholders.

Our common stock is listed on the NYSE under the symbol “TPB.” On June 29, 2017, the closing price of our common stock was $15.53 per share.

We may offer and sell these securities and the selling stockholders may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 20 of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus, including “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be updated from time to time in other filings we may make with the Securities and Exchange Commission, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2017

You should rely only on the information contained in this prospectus or in any prospectus supplement or free-writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the selling stockholders nor the underwriters (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the selling stockholders nor the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriters (or any of our or their respective affiliates) are not making an offer to sell our securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus, any prospectus supplement or any free writing prospectus is only accurate as of the date on the front cover page of this prospectus, any prospectus supplement or any free writing prospectus. Our business, financial condition, results of operations and prospectus may have changed since such date.

Unless the context otherwise indicates, the terms the “Company,” “we,” “us” and “our” used in this prospectus refer to Turning Point Brands, Inc. and its consolidated subsidiaries. References to “TPB” refer to Turning Point Brands, Inc. without any of its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $200,000,000 in total initial aggregate offering price of any combination of securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 12,792,103 shares of our common stock.

The accompanying prospectus supplement may add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read both this prospectus and the accompanying prospectus supplement and any free writing prospectus together with the additional information described under “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, the accompanying prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, the accompanying prospectus supplement and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to stockholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. These forward-looking statements, including, in particular, statements about our plans, strategies, prospects and industry estimates are subject to risks and uncertainties. These statements identify prospective information and include words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “should,” “could,” “predicts,” “targets,” “hopes” and similar expressions. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our stockholders, and other written materials.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;

•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of our customers;
•	substantial and increasing U.S. regulation;
•	regulation of our products by the FDA, which has broad regulatory powers;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	possible significant increases in federal, state and local municipal tobacco-related taxes;
•	possible significant increases in tobacco-related taxes;
•	possible increasing international control and regulation;
•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	intense competition and our ability to compete effectively;
•	significant potential product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	our amount of indebtedness;
•	the terms of our credit facilities, which may restrict our current and future operations;
•	competition from illicit sources;
•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;
•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	concentration of business with large customers;
•	failure to manage our growth;
•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;
•	failure to achieve the expected benefits of the VaporBeast acquisition and to integrate VaporBeast’s operations with ours;
•	fluctuations in our results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	failure to comply with certain regulations;
•	departure of key management personnel or our inability to attract and retain talent;
•	decrease in value of our deferred tax assets;
•	imposition of significant tariffs on imports into the U.S.;

•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;
•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;
•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;
•	our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;
•	our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors, as defined therein. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;
•	future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us; and
•	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Other factors that could cause or contribute to such differences include, but are not limited to, those that are discussed in other documents we file with the SEC. Any forward-looking statement made by us in or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.turningpointbrands.com as soon as reasonably practicable after filing such documents with the SEC. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. You may also read and copy any document that we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017 (including the portions of our proxy statement for our 2017 annual meeting of the stockholders incorporated by reference therein);
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 11, 2017;
•	Our Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 20, 2017, February 9, 2017, February 21, 2017, March 16, 2017 and May 23, 2017; and
•	The section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on May 4, 2016.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229
Attn: Investor Relations
Telephone: (502) 778-4421

THE COMPANY

Overview

Turning Point Brands, Inc. (the “Company,” “we,” “our,” or “us”) is a leading independent provider of Other Tobacco Products (“OTP”) in the U.S. and the 7th largest competitor in terms of total OTP consumer units shipped to retail as of March 31, 2017. We sell a wide range of products across the OTP spectrum, including moist snuff tobacco (“MST”), loose leaf chewing tobacco, premium cigarette papers, make-your-own (“MYO”) cigar wraps and cigar smoking tobacco, cigars, liquid vapor products and tobacco vaporizer products. We do not sell cigarettes. We estimate that the OTP industry generated approximately $10.5 billion in manufacturer revenue in 2016. In contrast to manufactured cigarettes, which have been experiencing declining sales for decades based on data published by the Alcohol and Tobacco Tax and Trade Bureau (“TTB”), the OTP industry is demonstrating increased consumer appeal with low to mid-single digit consumer unit growth as reported by Management Science Associates, Inc. (“MSAi”), a third party analytics and information company.

Our portfolio of brands includes some of the most widely recognized names in the OTP industry, such as Zig-Zag®, Beech-Nut®, Stoker’s®, Trophy®, and VaporBeast™. We currently ship to approximately 900 distributors with an additional 100 secondary, indirect wholesalers in the U.S. that carry and sell our products. We operate in three segments: (i) smokeless products, (ii) smoking products and (iii) NewGen products. As of March 31, 2017, our products are available in over 170,000 U.S. retail locations which, with the addition of retail stores in Canada, brings our total North American retail presence to an estimated 200,000 points of distribution. Our sales team targets widespread distribution to all traditional retail channels, including convenience stores, where over 60% of all OTP volume is currently sold according to MSAi.

We operate under a lean, asset-light sourcing and marketing model, with a strategy that relies on outsourced product manufacturing and supply relationships and increased use of information technology and market analytics, which together allow us to maintain relatively low levels of capital expenditures compared to market participants with more significant manufacturing operations. For example, we have long-lasting relationships with some of the most well-known names in the industry, including a 19-year relationship with Bolloré, S.A. (“Bolloré”) - the trademark holder for Zig-Zag® - for the exclusive rights to purchase and sell Zig-Zag® cigarette paper and accessory products in the U.S. and Canada. We have partnered with Swedish Match NA, a subsidiary of Swedish Match AB (“Swedish Match”) for the manufacture of all of our loose leaf chewing tobacco products. We have a 3-year relationship with JJA Distributors LLC (“JJA”) for the sourcing of our cigars and cigarillos and an 8-year relationship with Durfort Holdings, S.A. (“Durfort”) for the sourcing of our MYO cigar wraps, each of which are marketed under the Zig-Zag® tobacco brand.

We have successfully commercialized new products and leveraged the value of our existing brands into new OTP categories. We have a portfolio of widely recognized brands with significant customer loyalty and an experienced management team that possesses long-standing industry relationships and a deep understanding of the OTP industry. We have identified additional opportunities to grow sales, including the launch of new products and expanding our distribution and salesforce. We also believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories.

Corporate Information

We were incorporated in 2004 in Delaware under the name North Atlantic Holding Company, Inc. On November 4, 2015, we changed our name to Turning Point Brands, Inc. Our principal executive offices are located at 5201 Interchange Way, Louisville, Kentucky 40229, and our telephone number is (502) 778-4421. Our common stock is listed on the New York Stock Exchange under the symbol “TPB.” Our website is www.turningpointbrands.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in gross revenue during our last fiscal year, we qualify as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An Emerging Growth Company may take advantage of specified reduced regulatory and reporting requirements that are otherwise generally applicable to public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these exemptions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

For as long as we continue to be an Emerging Growth Company, we expect that we will take advantage of certain reduced disclosure requirements available to us as a result of that classification. The JOBS Act permits an Emerging Growth Company, such as us, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q filed with the SEC and other filings we make with the SEC from time to time, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and the “Risk Factors” section in this prospectus and any applicable prospectus supplement or related free writing prospectus, before purchasing our securities. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, repayment of indebtedness, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the related prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

If we offer preferred stock under this prospectus, then we will, at that time, provide a ratio of earnings to combined fixed charges and preferred stock dividends in the applicable prospectus supplement for such offering.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 12,792,103 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of June 28, 2017: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act based on 18,823,935 shares of common stock outstanding as of March 31, 2017, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below. Except as noted in the footnotes below, each selling stockholder has owned the shares for more than three years and none of the selling stockholders has had any material relationship with the Company within the past three years.

	Common Stock
Name of Selling Stockholders	Beneficially Owned as of June 28, 2017(1)		Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)		Percentage Of Common Stock Beneficially Owned upon Completion of this Offering(1)
Standard Diversified Opportunities Inc.(2)(3)	9,842,373		9,842,373	—		*
Helms Management Corp.(3)(4)	840,062		840,062	—		*
Fort George Investments, LLC(5)(9)	1,027,771		1,027,771	—		*
Lawrence S. Wexler(6)	370,887		334,896	35,991	(7)	*
Jack Africk Revocable Trust DTD 11/02/1984	328,600		328,600	—		*
Standard General L.P.(2)(3)(4)(5)(8)	105,319	(9)	105,319	—		*
J. Martin Associates Inc.	102,325		102,325	—		*
The Cleveland Clinic Foundation	73,023		73,023	—		*
Africk Family Foundation Inc.	50,754		45,726	5,028		*
Jewish Communal Fund	45,765		45,765	—		*
Secrest Holdings	24,000		24,000	—		*
Pinnacle Investors Inc.	18,653		6,000	12,653		*
St. Bernard’s School, Inc.	8,127		8,127	—		*
Groton School	8,116		8,116	—		*
Total	12,845,775		12,792,103	53,672
*	Indicates percentage ownership below 1.0%
(1)	We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that the selling stockholders will sell all of their shares of our common stock covered by this prospectus.
(2)	Standard Diversified Opportunities Inc. (“SDOI”) acquired its shares of our common stock pursuant to that certain Contribution and Exchange Agreement, dated as of November 25, 2016 (as amended, the “Contribution and Exchange Agreement”), by and among Standard Diversified Opportunities Inc. (f/k/a Special Diversified Opportunities Inc.), Standard General Master Fund L.P., P. Standard General Ltd., and Standard General Focus Fund L.P., as amended by that certain First Amendment to Contribution and Exchange Agreement, dated as of January 24, 2017, that certain Second Amendment to Contribution and Exchange Agreement, dated as of April 5, 2017, and that certain Third Amendment to Contribution and Exchange Agreement, dated as of May 3, 2017. The transactions contemplated by the Contribution and Exchange Agreement closed on June 1, 2017 and are more fully described in SDOI’s Registration Statement on Form S-4 (Commission File No. 333-215802), declared effective by the Securities and Exchange

Commission on May 4, 2017. The officers and board of directors of SDOI may be deemed to have voting and investment control over the shares of the Company held by SDOI. Ian Estus is the President and Chief Executive Officer of SDOI and Gregory H.A. Baxter is the Executive Chairman of SDOI. Both are members of the board of directors of SDOI. Mr. Baxter is also a member of the board of directors of the Company. Other board members of SDOI include Mr. Estus, David M. Wurzer, David Glazek and Thomas F. Helms, Jr. Messrs. Glazek and Helms are also members of the board of directors of the Company. See footnotes 3 and 4 below for a further description of certain relationships between Mr. Helms and the Company. In addition, Mr. Glazek is a Partner of Standard General L.P. (“Standard General”), which manages Standard General Master Fund L.P., P Standard General Ltd. and Standard General Focus Fund L.P. See our Annual Report on Form 10-K for the year ended December 31, 2016 for a description of the relationships between us and such parties. As a result of Standard General's ownership of a majority of the outstanding voting securities of SDOI, Standard General may be deemed to share voting and investment power over the shares of the Company held by SDOI. Except as described in this footnote, there have been no transactions between SDOI and us within the past three years.

(3)	Pursuant to a loan and voting agreement among Mr. Thomas F. Helms, Jr., Helms Management Corp. and Standard General, on November 19, 2012, Helms Management Corp. pledged 1.46 million shares of common stock to secure a loan from Standard General. On November 23, 2016, Standard General and Mr. Helms entered into an amendment to the loan and voting agreement, pursuant to which Standard General Master Fund L.P. agreed to loan an additional $300,000 to Mr. Helms. Mr. Helms agreed, at the request of Standard General at any time in its sole discretion and within two business days of the request, to repay a portion of the amounts loaned with 150,000 shares of our common stock owned by him. In addition, Mr. Helms provided Standard General, for nine months from the date of the amendment to the loan agreement, authority to exercise investment discretion on his behalf with respect to 500,000 (the “SG Discretion Shares”) of the shares of our common stock owned by him that were previously pledged as collateral under the loan agreement. On March 17, 2017, Mr. Helms and Standard General further amended the loan and voting agreement to provide that Standard General would loan an additional $700,000 ($1,000,000 in the aggregate) to Mr. Helms and that Mr. Helms, at the request of Standard General at any time in its sole discretion and within two business days of the request, would repay a portion of the amounts loaned by Standard General by delivering an additional 250,000 shares (400,000 shares in the aggregate) of Company common stock owned by him (the “SG Loan Shares”). In addition, Mr. Helms agreed to continue to provide Standard General, for nine months from the date of the second amendment, authority to exercise investment discretion on his behalf with respect to the SG Discretion Shares. On June 1, 2017, upon a duly made request by Standard General, Mr. Helms repaid portions of the amount loaned to him by Standard General by delivering the SG Loan Shares to Standard General. In addition, on June 1, 2017, upon a duly made request by Standard General, Mr. Helms transferred the SG Discretion Shares to SDOI in exchange for SDOI common stock pursuant to the Contribution and Exchange Agreement.
(4)	All of the voting capital stock of Helms Management Corp. is owned by Mr. Thomas F. Helms, Jr., who serves as chairman of its board of directors, and all of the non-voting capital stock of Helms Management Corp. is owned by a trust established by Mr. Helms for the benefit of his children. Mr. Helms is deemed to have voting and investment control over the shares held by Helms Management Corp. On June 21, 2017, Mr. Helms, Helms Management and Standard General entered into a letter agreement whereby Standard General loaned Mr. Helms $100,000 and that Mr. Helms, at the request of Standard General at any time within nine months of June 21, 2017, in Standard General’s sole discretion and within two business days of the request, would repay a portion of the amounts loaned by Standard General by delivering 100,000 shares of Company common stock owned by him. Within five business days of the pay down of the loan, Standard General agreed to loan Mr. Helms an additional $500,000.
(5)	Fort George Investments, LLC (“Fort George”) acquired its shares of our common stock in connection with our initial public offering (the “IPO”). In January 2016, Standard General sold 30,730 shares of our common stock (or 320,568 after giving effect to the stock split), and granted a participation interest with respect to $8.3 million aggregate principal amount of the floating rate PIK Toggle Notes due 2021 (the “PIK Toggle Notes”), to Fort George. In connection with the IPO, Standard General exchanged approximately 46% of the PIK Toggle Notes (including PIK Toggle Notes subject to Fort George’s participation interest) for approximately 3,168,438 shares of our common stock, of which 440,176 shares were issued to Fort George in respect of its participation interest. Fort George acquired its remaining shares of our common stock in the IPO at the IPO price per share. Fort George, Corbin Capital Partners, L.P., and Corbin Capital Partners Group, LLC share voting and/or investment control over 1,027,771 shares held by Fort George. By virtue of the foregoing, Corbin Capital Partners, L.P. and Corbin Capital Partners Group, LLC may be deemed to beneficially own all of the shares held by Fort George. For discussion of certain transactions between Standard General and Fort George, refer to the Schedule 13D relating to the Company filed with the SEC by Standard General and certain of its affiliates on May 13, 2016, as subsequently amended.
(6)	Mr. Wexler has been our President and CEO since 2008.
(7)	Consists of 35,991 currently exercisable stock options.
(8)	Standard General exercises voting and investment control over these shares. Soohyung Kim is the Chief Executive Officer of Standard General and a director of the general partner of Standard General. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own, and have shared voting and/or investment control over 105,319 shares held by Standard General. For discussion of certain transactions between us and Standard General, refer to the section of our Annual Report on Form 10-K for the year ended December 31, 2016 titled, “Certain Relationships and Related Transactions, and Director Independence.”
(9)	Standard General acquired 105,319 shares from Fort George on June 9, 2017 in payment of a fee owed to Standard General in connection with its provision of investment advisory services.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation, bylaws and other rights of holders of our capital stock. We refer you to our amended and restated certificate of incorporation and bylaws, copies of which are incorporated by reference herein.

Authorized Capitalization

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of non-voting common stock, par value $0.01 per share and 40,000,000 shares of preferred stock, par value $0.01 per share, of which 18,823,935 shares of common stock, no shares of non-voting common stock and no shares of preferred stock were issued and outstanding as of March 31, 2017.

Common Stock

Voting Rights

Our second amended and restated certificate of incorporation authorizes us to issue 190,000,000 shares of common stock. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. Our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class.

Dividends

Holders of shares of common stock and non-voting common stock are entitled to receive, ratably with the common stock, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our common stock and non-voting common stock will be entitled to receive, pro rata with the common stock, our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Restrictions on Ownership by Restricted Investors

Our second amended and restated certificate of incorporation limits the ownership of our common stock by individuals and entities that are “Restricted Investors.” For purposes of our second amended and restated certificate of incorporation, a “Restricted Investor” is defined as: (i) any entity that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada (a “Bolloré Competitor”), (ii) any entity that owns more than a 20% equity interest in any Bolloré Competitor, or (iii) any person who serves as a director or officer of, or any entity that has the right to appoint an officer or director of, any Bolloré Competitor or of any Entity that owns more than a 20% equity interest in any Bolloré Competitor.

Among other things, our second amended and restated certificate of incorporation:

•	limits ownership of our common stock by any Restricted Investor to 14.9% of outstanding common stock and shares convertible or exchangeable therefor (including our non-voting common stock) (the “Permitted Percentage”);

•	provides that any issuance or transfer of shares in excess of the Permitted Percentage to any Restricted Investor will be ineffective and that neither we nor our transfer agent will register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as our stockholder for any purpose whatsoever except to exercise our remedies thereunder;
•	permits withholding of dividends and suspends voting rights with respect to any shares held by any Restricted Investor that exceed the Permitted Percentage;
•	permits us to require submission of such documentary and other evidence of status to aid determination of the percentage ownership of our capital stock by such holder;
•	permits our board of directors to authorize us to redeem any shares held by any Restricted Investor that exceeds the Permitted Percentage; and
•	permits our board of directors to make such determinations to ascertain ownership and implement such measures as reasonably may be necessary.

Non-Voting Common Stock

Voting Rights

Our second amended and restated certificate of incorporation authorizes us to issue 10,000,000 shares of non-voting common stock. Holders of our non-voting common stock are not entitled to a vote for any share held of record on any matter submitted to a vote of the stockholders, including the election of directors. Notwithstanding the foregoing, holders of our non-voting common stock are entitled to vote as a separate class on matters involving amendments to the terms of our non-voting common stock that would significantly and adversely affect the rights or preferences of the non-voting common stock.

Dividends

Holders of our non-voting common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our non-voting common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

Other Rights

Holders of our non-voting common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities, except as described below. The rights, preferences and privileges of holders of our non-voting common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Our non-voting common stock, which is identical to the common stock, with the exception of voting rights, is convertible into shares of our common stock on a one-for-one basis at the sole discretion of our board of directors.

Preferred Stock

We are authorized to issue up to 40,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our second amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference from reports that will be filed with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock in connection with our offering. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Anti-takeover Effects of Certain Provisions of Our Second Amended and Restated Certificate of Incorporation and Bylaws

Several provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Election and Removal of Directors

Our second amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our second amended and restated certificate of incorporation also provides that a director may be removed at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company then entitled to vote at an election of directors, voting together as a single class. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders

Our second amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders entitled to vote may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. The business transacted at the special meeting is limited to the business that was brought before the meeting by or at the direction of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders entitled to vote seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 45 days nor more than 75 days prior to the anniversary date of the date on which we mailed our proxy materials for the immediately preceding year’s annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede a stockholder’s ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Preferred Shares

Our second amended and restated certificate of incorporation gives our board of directors the sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control.

Amendment of Certificate of Incorporation and Bylaws

We may amend our second amended and restated certificate of incorporation in accordance with the requirements of the DGCL; provided, however, that an affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class, is required to amend or to repeal certain provisions of our certificate of incorporation, including the provisions relating to the number of directors, director and officer indemnification and certain amendments of our certificate of incorporation and our bylaws. Our bylaws may be amended by a majority vote of the full board of directors, or by a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class.

Board of Directors Vacancies

Our second amended and restated certificate of incorporation and our amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be determined only by resolution adopted by a majority vote of the full board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Delaware Takeover Statute

We have opted out of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder, as defined below, for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2∕3%) of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Forum for adjudication of disputes

Our second amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting breach of a fiduciary duty owed by any director, officer or other employee of ours, any action asserting a claim arising pursuant to the DGCL or any action asserting a claim governed by the internal affairs doctrine. Although we have included a choice of forum provision in our second amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Corporate Opportunity

Our second amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply against Standard General L.P. and any stockholder of ours that is an affiliate of Standard General L.P. (collectively, “Standard General”) in a manner that would prohibit it from investing in competing businesses or doing business with our clients or customers. In addition, Standard General is permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with any client of ours.

Directors’ Liability; Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation and amended and restated by-laws limit the liability of our officers and directors to the fullest extent permitted by the DGCL and provide that we will provide them with customary indemnification. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent

The transfer agent for our common stock is Wells Fargo Bank, National Association.

Securities Exchange

Our common stock is listed on NYSE under the symbol “TPB.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

As of the date of this prospectus, we had no depositary shares issued and outstanding.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC in connection with our offering of any warrants and will be available as described under the heading “Where You Can Find More Information” in this prospectus.

We may issue warrants to purchase common stock, preferred stock or other securities. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of warrants;
•	the aggregate number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;
•	the designation, number and terms of the common stock, preferred stock or other securities or rights, including rights to receive;
•	payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable;
•	upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued as a unit;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be;
•	separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or other security.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock and/or warrants for the purchase of common stock in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.

While the terms summarized above will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described above. The form of unit agreement, including any related agreements or certificates, relating to any particular issue of units will be filed with the SEC promptly in connection with our offering of the units, and you should read such documents for provisions that may be important to you. The material provisions of the units and any unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and related agreements and certificates applicable to the particular series of units that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete unit agreements and related agreements and certificates that contain the terms of the units.

PLAN OF DISTRIBUTION

We are registering common stock, preferred stock, depositary shares, warrants and units with an aggregate offering price not to exceed $200,000,000, to be sold by us under a “shelf” registration process. In addition, on behalf of the selling stockholders, we are registering 12,792,103 shares of our common stock for resale by the selling stockholders.

If we or a selling stockholder offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We and/or a selling stockholder may sell the securities in any of the following ways (or in any combination) from time to time:

•	to or through underwriters, brokers or dealers;
•	directly to one or more purchasers;
•	through agents;
•	“at the market offerings” to or through market makers or into an existing market for the securities;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	privately negotiated transactions;
•	short sales (including short sales “against the box”);
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us and/or to the selling stockholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	information about the selling stockholders, including the relationship between the selling stockholders and us.

Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices relating to the prevailing market prices; or
•	at negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option). The underwriters may receive compensation from us or a selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

We or the selling stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell the securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders, as applicable, may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us or the selling stockholders in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, we or the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We or the selling stockholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. We or the selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us and the selling stockholders from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market or otherwise.

Our common stock is listed on the NYSE under the symbol “TPB.”

Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us or the selling stockholders (or their affiliates) in the ordinary course of business. We and the selling stockholders may also use underwriters or other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company, the selling stockholders and their respective affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we and/or the selling stockholder may sell the securities offered pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us and the selling stockholders by Milbank, Tweed, Hadley and McCloy LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Smoke Free Technologies, Inc. dba Vapor Beast, incorporated by reference from the Company’s current reports on Form 8-K/A filed on January 20, 2017 and Form 8-K/A filed on March 16, 2017, have been audited by Moss Adams LLP, independent auditors, as stated in their reports, dated October 31, 2016 and March 14, 2017, respectively, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 30, 2017

PROSPECTUS

Up to $50,000,000

Common Stock

Turning Point Brands, Inc.

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, dated             , 2017, relating to the sale of shares of our common stock, $0.01 par value per share, offered by this prospectus, and any accompanying prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cowen acting as our sales agent.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TPB.” On June 29, 2017, the last reported sale price of our common stock was $15.53 per share.

Sales of our common stock, if any, under this prospectus and any accompanying prospectus supplement, will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us, applicable state and federal laws, rules and regulations and the rules of the NYSE. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The aggregate compensation payable to Cowen for sales of common stock sold pursuant to the sales agreement will equal 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus and in the other documents that are incorporated by reference herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen

The date of this prospectus is             , 2017.

Prospectus

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer certain of our securities having an aggregate offering price of up to $200,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cowen has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cowen is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including the risks and uncertainties discussed under the heading “Risk Factors “of this prospectus, and the information incorporated by reference herein, including our consolidated financial statements, before making an investment decision. If you invest in our common stock, you are assuming a high degree of risk.

Overview

Turning Point Brands, Inc. (the “Company”) is a leading independent provider of Other Tobacco Products (“OTP”) in the U.S. and the 7th largest competitor in terms of total OTP consumer units shipped to retail as of March 31, 2017. We sell a wide range of products across the OTP spectrum, including moist snuff tobacco (“MST”), loose leaf chewing tobacco, premium cigarette papers, make-your-own (“MYO”) cigar wraps and cigar smoking tobacco, cigars, liquid vapor products and tobacco vaporizer products. We do not sell cigarettes. We estimate that the OTP industry generated approximately $10.5 billion in manufacturer revenue in 2016. In contrast to manufactured cigarettes, which have been experiencing declining sales for decades based on data published by the Alcohol and Tobacco Tax and Trade Bureau (“TTB”), the OTP industry is demonstrating increased consumer appeal with low to mid-single digit consumer unit growth as reported by Management Science Associates, Inc. (“MSAi”), a third party analytics and information company.

Our portfolio of brands includes some of the most widely recognized names in the OTP industry, such as Zig-Zag®, Beech-Nut®, Stoker’s®, Trophy®, and VaporBeast™. We currently ship to approximately 900 distributors with an additional 100 secondary, indirect wholesalers in the U.S. that carry and sell our products. We operate in three segments: (i) smokeless products, (ii) smoking products and (iii) NewGen products. As of March 31, 2017, our products are available in over 170,000 U.S. retail locations which, with the addition of retail stores in Canada, brings our total North American retail presence to an estimated 200,000 points of distribution. Our sales team targets widespread distribution to all traditional retail channels, including convenience stores, where over 60% of all OTP volume is currently sold according to MSAi.

We operate under a lean, asset-light sourcing and marketing model, with a strategy that relies on outsourced product manufacturing and supply relationships and increased use of information technology and market analytics, which together allow us to maintain relatively low levels of capital expenditures compared to market participants with more significant manufacturing operations. For example, we have long-lasting relationships with some of the most well-known names in the industry, including a 19-year relationship with Bolloré, S.A. (“Bolloré”) - the trademark holder for Zig-Zag® - for the exclusive rights to purchase and sell Zig-Zag® cigarette paper and accessory products in the U.S. and Canada. We have partnered with Swedish Match NA, a subsidiary of Swedish Match AB (“Swedish Match”) for the manufacture of all of our loose leaf chewing tobacco products. We have a 3-year relationship with JJA Distributors LLC (“JJA”) for the sourcing of our cigars and cigarillos and an 8-year relationship with Durfort Holdings, S.A. (“Durfort”) for the sourcing of our MYO cigar wraps, each of which are marketed under the Zig-Zag® tobacco brand.

We have successfully commercialized new products and leveraged the value of our existing brands into new OTP categories. We have a portfolio of widely recognized brands with significant customer loyalty and an experienced management team that possesses long-standing industry relationships and a deep understanding of the OTP industry. We have identified additional opportunities to grow sales, including the launch of new products and expanding our distribution and salesforce. We also believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories.

Corporate Information

We were incorporated in 2004 in Delaware under the name North Atlantic Holding Company, Inc. On November 4, 2015, we changed our name to Turning Point Brands, Inc. Our principal executive offices are located at 5201 Interchange Way, Louisville, Kentucky 40229, and our telephone number is (502) 778-4421. Our common stock is listed on the New York Stock Exchange under the symbol “TPB.” Our website is www.turningpointbrands.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in gross revenue during our last fiscal year, we qualify as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An Emerging Growth Company may take advantage of specified reduced regulatory and reporting requirements that are otherwise generally applicable to public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these exemptions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

For as long as we continue to be an Emerging Growth Company, we expect that we will take advantage of certain reduced disclosure requirements available to us as a result of that classification. The JOBS Act permits an Emerging Growth Company, such as us, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

THE OFFERING

Common stock offered by us pursuant to this prospectus
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Common stock to be outstanding after this offering
Up to 22,043,510 shares (as more fully described in the notes following this table), assuming sales of 3,219,575 shares of our common stock in this offering at an offering price of $15.53 per share, which was the last reported sale price of our common stock on the NYSE on June 29, 2017. The actual number of shares issued will vary depending on the sales price at the time such shares are offered to the public.
Manner of offering
“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page S-13 of this prospectus.
Use of Proceeds
We currently intend to use substantially all of our net proceeds from the sale of the common stock offered hereby to continue developing our business and operations, for product development activities and for other general corporate purposes. Pending these uses, we intend to invest the net proceeds primarily in government securities and short-term, interest-bearing securities. Our management will retain broad discretion in the allocation and use of the net proceeds. See “Use of Proceeds” on page S-7 of this prospectus.
Risk Factors
An investment in our common stock involves a high degree of risk. Please refer to the section entitled “Risk Factors” beginning on page S-4 and other information included or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.
NYSE Symbol
“TPB”

The number of shares of our common stock to be outstanding after this offering is based on 18,823,935 shares of common stock outstanding as of March 31, 2017. Unless specifically stated otherwise, the information in this prospectus is as of March 31, 2017 and excludes:

•	1,171,875 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $3.16 per share; and
•	1,186,765 shares of our common stock reserved for future issuance under our equity incentive plans.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement discussed below, and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the discussion below under the heading “Special Note Regarding Forward-Looking Statements.

Risks Related to this Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,219,575 shares of our common stock are sold during the term of the At Market Issuance Sales Agreement with Cowen at a price of $15.53 per share, the closing price of our common stock on the NYSE on June 29, 2017, for aggregate net proceeds of $48,150,000 after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $19.26 per share, representing the difference between our as-adjusted net tangible book deficit per share as of March 31, 2017, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

Substantially all of our net proceeds from this offering will be used, as determined by management in its sole discretion, to continue developing our business and operations, for product development activities and for other working capital and general corporate purposes. Our management will have broad discretion over the use and investment of the net proceeds of this offering. The failure of our management to apply these funds effectively could harm our business. You will not have the opportunity, as part of your investment decision, to assess whether our proceeds are being used appropriately. Pending application of our proceeds, they may be placed in investments that do not produce income or that lose value.

Future sales of a significant number of shares of our common stock or other dilution of our equity could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to stockholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. These forward-looking statements, including, in particular, statements about our plans, strategies, prospects and industry estimates are subject to risks and uncertainties. These statements identify prospective information and include words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “should,” “could,” “predicts,” “targets,” “hopes” and similar expressions. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our stockholders, and other written materials.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;
•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of our customers;
•	substantial and increasing U.S. regulation;
•	regulation of our products by the FDA, which has broad regulatory powers;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	possible significant increases in federal, state and local municipal tobacco-related taxes;
•	possible significant increases in tobacco-related taxes;
•	possible increasing international control and regulation;
•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	intense competition and our ability to compete effectively;
•	significant potential product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	our amount of indebtedness;
•	the terms of our credit facilities, which may restrict our current and future operations;
•	competition from illicit sources;

•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;
•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	concentration of business with large customers;
•	failure to manage our growth;
•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;
•	failure to achieve the expected benefits of the VaporBeast acquisition and to integrate VaporBeast’s operations with ours;
•	fluctuations in our results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	failure to comply with certain regulations;
•	departure of key management personnel or our inability to attract and retain talent;
•	decrease in value of our deferred tax assets;
•	imposition of significant tariffs on imports into the U.S.;
•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;
•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;
•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;
•	our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;
•	our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;
•	future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us; and
•	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Other factors that could cause or contribute to such differences include, but are not limited to, those that are discussed in other documents we file with the SEC. Any forward-looking statement made by us in or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

We may issue and sell shares of our common stock having net sales proceeds of up to $48,150,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cowen as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the common stock offered hereby. Except as described in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use substantially all of our net proceeds from the sale of the common stock offered hereby to continue developing our business and operations, for product development activities and for other general corporate purposes. We may also use a portion of the net proceeds to repay indebtedness or to acquire or invest in businesses and products that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds primarily in government securities and short-term, interest-bearing securities.

DILUTION

Our net tangible book deficit as of March 31, 2017 was approximately $(130.289) million, or $(6.92) per share of common stock. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2017. Dilution in net tangible book deficit per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book deficit per share of our common stock immediately after this offering. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book deficit per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of all the shares of common stock offered by the prospectus at an assumed public offering price of $15.53 per share of common stock (the last reported sale price of our common stock on the NYSE on June 29, 2017), and after deducting the commissions and estimated aggregate offering expenses payable by us, our net tangible book deficit as of March 31, 2017 would have been approximately $(82.139) million, or $(3.73) per share of common stock. This represents an immediate decrease in net tangible book deficit of $3.19 per share to our existing stockholders and an immediate dilution of $19.26 per share of common stock issued to the new investors purchasing common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$15.53
Net tangible book deficit per share as of March 31, 2017	$(6.92)
Increase per share attributable to new investors	$3.19
Net tangible book deficit per share after this offering		$(3.73)
Dilution per share to new investors		$19.26

The table above assumes for illustrative purposes that an aggregate of 3,219,575 shares of our common stock are sold during the term of the sales agreement with Cowen at a price of $15.53 per share, the last reported sale price of our common stock on the NYSE on June 29, 2017, for aggregate net proceeds of $48,150,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.53 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our adjusted net tangible book deficit per share after the offering to $(3.76) per share and would increase the dilution in net tangible book deficit per share to new investors in this offering to $19.29 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $15.53 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 during the term of the sales agreement with Cowen is sold at that price, would decrease our adjusted net tangible book deficit per share after the offering to $(3.69) per share and would decrease the dilution in net tangible book deficit per share to new investors in this offering to $19.22 per share, after deducting commissions and estimated aggregate offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares offered and other terms of this offering determined at pricing.

The above table is based on 18,823,935 shares of common stock outstanding as of March 31, 2017. Unless specifically stated otherwise, the information in this prospectus is as of March 31, 2017 and excludes:

•	1,171,875 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $3.16 per share; and
•	1,186,765 shares of our common stock reserved for future issuance under our equity incentive plans.

To the extent that outstanding options are exercised, new options are granted under our equity incentive plans or we issue additional shares in the future, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of the common stock could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation, bylaws and other rights of holders of our capital stock. We refer you to our amended and restated certificate of incorporation and bylaws, copies of which are incorporated by reference herein.

Authorized Capitalization

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of non-voting common stock, par value $0.01 per share and 40,000,000 shares of preferred stock, par value $0.01 per share, of which 18,823,935 shares of common stock, no shares of non-voting common stock and no shares of preferred stock were issued and outstanding as of March 31, 2017.

Common Stock

Voting Rights

Our second amended and restated certificate of incorporation authorizes us to issue 190,000,000 shares of common stock. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. Our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class.

Dividends

Holders of shares of common stock and non-voting common stock are entitled to receive, ratably with the common stock, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our common stock and non-voting common stock will be entitled to receive, pro rata with the common stock, our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Restrictions on Ownership by Restricted Investors

Our second amended and restated certificate of incorporation limits the ownership of our common stock by individuals and entities that are “Restricted Investors.” For purposes of our second amended and restated certificate of incorporation, a “Restricted Investor” is defined as: (i) any entity that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada (a “Bolloré Competitor”), (ii) any entity that owns more than a 20% equity interest in any Bolloré Competitor, or (iii) any person who serves as a director or officer of, or any entity that has the right to appoint an officer or director of, any Bolloré Competitor or of any Entity that owns more than a 20% equity interest in any Bolloré Competitor.

Among other things, our second amended and restated certificate of incorporation:

•	limits ownership of our common stock by any Restricted Investor to 14.9% of outstanding common stock and shares convertible or exchangeable therefor (including our non-voting common stock) (the “Permitted Percentage”);
•	provides that any issuance or transfer of shares in excess of the Permitted Percentage to any Restricted Investor will be ineffective and that neither we nor our transfer agent will register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as our stockholder for any purpose whatsoever except to exercise our remedies thereunder;

•	permits withholding of dividends and suspends voting rights with respect to any shares held by any Restricted Investor that exceed the Permitted Percentage;
•	permits us to require submission of such documentary and other evidence of status to aid determination of the percentage ownership of our capital stock by such holder;
•	permits our board of directors to authorize us to redeem any shares held by any Restricted Investor that exceeds the Permitted Percentage; and
•	permits our board of directors to make such determinations to ascertain ownership and implement such measures as reasonably may be necessary.

Non-Voting Common Stock

Voting Rights

Our second amended and restated certificate of incorporation authorizes us to issue 10,000,000 shares of non-voting common stock. Holders of our non-voting common stock are not entitled to a vote for any share held of record on any matter submitted to a vote of the stockholders, including the election of directors. Notwithstanding the foregoing, holders of our non-voting common stock are entitled to vote as a separate class on matters involving amendments to the terms of our non-voting common stock that would significantly and adversely affect the rights or preferences of the non-voting common stock.

Dividends

Holders of our non-voting common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our non-voting common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

Other Rights

Holders of our non-voting common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities, except as described below. The rights, preferences and privileges of holders of our non-voting common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Our non-voting common stock, which is identical to the common stock, with the exception of voting rights, is convertible into shares of our common stock on a one-for-one basis at the sole discretion of our board of directors.

Preferred Stock

We are authorized to issue up to 40,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our second amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference from reports that will be filed with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock in connection with our offering. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Anti-takeover Effects of Certain Provisions of Our Second Amended and Restated Certificate of Incorporation and Bylaws

Several provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Election and Removal of Directors

Our second amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our second amended and restated certificate of incorporation also provides that a director may be removed at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company then entitled to vote at an election of directors, voting together as a single class. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders

Our second amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders entitled to vote may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. The business transacted at the special meeting is limited to the business that was brought before the meeting by or at the direction of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders entitled to vote seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 45 days nor more than 75 days prior to the anniversary date of the date on which we mailed our proxy materials for the immediately preceding year’s annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede a stockholder’s ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Preferred Shares

Our second amended and restated certificate of incorporation gives our board of directors the sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control.

Amendment of Certificate of Incorporation and Bylaws

We may amend our second amended and restated certificate of incorporation in accordance with the requirements of the DGCL; provided, however, that an affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class, is required to amend or to repeal certain provisions of our certificate of incorporation, including the provisions relating to the number of directors, director and officer indemnification and certain amendments of our certificate of incorporation and our bylaws. Our bylaws may be amended by a majority vote of the full board of directors, or by a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class.

Board of Directors Vacancies

Our second amended and restated certificate of incorporation and our amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be determined only by resolution adopted by a majority vote of the full board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Delaware Takeover Statute

We have opted out of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder, as defined below, for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2∕3%) of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Forum for adjudication of disputes

Our second amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting breach of a fiduciary duty owed by any director, officer or other employee of ours, any action asserting a claim arising pursuant to the DGCL or any action asserting a claim governed by the internal affairs doctrine. Although we have included a choice of forum provision in our second amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Corporate Opportunity

Our second amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply against Standard General L.P. and any stockholder of ours that is an affiliate of Standard General L.P. (collectively, “Standard General”) in a manner that would prohibit it from investing in competing businesses or doing business with our clients or customers. In addition, Standard General is permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with any client of ours.

Directors’ Liability; Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation and amended and restated by-laws limit the liability of our officers and directors to the fullest extent permitted by the DGCL and provide that we will provide them with customary indemnification. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent

The transfer agent for our common stock is Wells Fargo Bank, National Association.

Securities Exchange

Our common stock is listed on NYSE under the symbol “TPB.”

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to an aggregate of $50,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The New York Stock Exchange (the “NYSE”) or any other trading market for our common stock. If authorized by us in writing, Cowen may purchase shares of our common stock as principal. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses, including Cowen’s FINRA counsel fees in an amount up to $15,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $350,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the NYSE on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise or is otherwise specified in the applicable Placement Notice (as defined in the sales agreement), on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on the NYSE and trades under the symbol “TPB.” The transfer agent of our common stock is Wells Fargo Bank, National Association.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Certain legal matters in connection with our common stock offered hereby will be passed upon for the sales agent by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Smoke Free Technologies, Inc. dba Vapor Beast, incorporated by reference from the Company’s current reports on Form 8-K/A filed on January 20, 2017 and Form 8-K/A filed on March 16, 2017, have been audited by Moss Adams LLP, independent auditors, as stated in their reports dated October 31, 2016 and March 24, 2017, respectively, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.turningpointbrands.com as soon as reasonably practicable after filing such documents with the SEC. You may also read and copy any document that we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017 (including the portions of our proxy statement for our 2017 annual meeting of the stockholders incorporated by reference therein);
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 11, 2017; and
•	Our Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 20, 2017, February 9, 2017, February 21, 2017, March 16, 2017 and May 23, 2017; and
•	the section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on May 4, 2016.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229
Attn: Investor Relations
Telephone: (502) 778-4421

Up to $50,000,000

Common Stock

Turning Point Brands, Inc.

PROSPECTUS

Sales Agent

Cowen

         , 2017

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ON INFORMATION WE HAVE SPECIFICALLY REFERRED TO YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK OFFERED BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY ANY COMMON STOCK IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) that we expect to incur in connection with the issuance and distribution of the common stock registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee	$46,952.81
FINRA filing fee	$15,000.00
NYSE listing fee		*
Printing and engraving expenses	$8,000.00
Fees and expenses of legal counsel	$215,000.00
Accounting fees and expenses	$56,000.00
Transfer agent and registrar fees		*
Miscellaneous	$10,000.00
Total	$350,952.81
*	These fees are calculated based on the common stock offered and number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, which we are subject to, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the DGCL, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act, as amended. Our second amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;
•	for any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;
•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors to the fullest extent permitted by law against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have also entered into indemnification agreements with our future directors and officers and with Standard General.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.
EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
1.1*	Form of Underwriting Agreement
1.2	Form of Sales Agreement by and between Turning Point Brands, Inc. and Cowen and Company, LLC.
2.1
Stock Purchase Agreement dated as of November 17, 2016, by and among National Tobacco Company, L.P., the Sellers named therein and Smoke Free Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37763) filed on November 17, 2016).

3.1
Second Amended and Restated Certificate of Incorporation of Turning Point Brands, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37763) filed on May 16, 2016).

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-207816) filed on November 24, 2015).
4.1
Registration Rights Agreement of Turning Point Brands, Inc. dated May 10, 2016, between Turning Point Brands, Inc. and the Stockholders named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37763) filed on May 16, 2016).

4.2*	Form of Deposit Agreement.
4.3*	Form of Warrant Agreement.
4.4*	Form of Unit Agreement.
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP
23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm for the Company.
23.2	Consent of Moss Adams LLP, Independent Auditors for Smoke Free Technologies, Inc. dba VaporBeast.
23.3	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2017.

Turning Point Brands, Inc.

By:	/s/ Lawrence S. Wexler
Name:	Lawrence S. Wexler
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

The undersigned directors and officers of Turning Point Brands, Inc., hereby appoint each of Mark A. Stegeman, James Dobbins, and Lawrence S. Wexler, or any of them, each acting alone, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3, any related 462(b) registration statement or amendment thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the common stock covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Lawrence S. Wexler
Lawrence S. Wexler	Director, Chief Executive Officer	June 30, 2017

/s/ Mark A. Stegeman
Mark A. Stegeman	Chief Financial and Accounting Officer	June 30, 2017

/s/ Thomas F. Helms, Jr.
Thomas F. Helms, Jr.	Chairman of the Board of Directors	June 30, 2017

/s/ Gregory H.A. Baxter
Gregory H.A. Baxter	Director	June 30, 2017

/s/ H.C. Charles Diao
H.C. Charles Diao	Director	June 30, 2017

/s/ David Glazek
David Glazek	Director	June 30, 2017

/s/ George W. Hebard III
George W. Hebard III	Director	June 30, 2017

/s/ Arnold Zimmerman
Arnold Zimmerman	Director	June 30, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
1.1*	Form of Underwriting Agreement
1.2	Form of Sales Agreement by and between Turning Point Brands, Inc. and Cowen and Company, LLC.
2.1
Stock Purchase Agreement dated as of November 17, 2016, by and among National Tobacco Company, L.P., the Sellers named therein and Smoke Free Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37763) filed on November 17, 2016).

3.1
Second Amended and Restated Certificate of Incorporation of Turning Point Brands, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37763) filed on May 16, 2016).

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-207816) filed on November 24, 2015).
4.1
Registration Rights Agreement of Turning Point Brands, Inc. dated May 10, 2016, between Turning Point Brands, Inc. and the Stockholders named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37763) filed on May 16, 2016).

4.2*	Form of Deposit Agreement.
4.3*	Form of Warrant Agreement.
4.4*	Form of Unit Agreement.
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP
23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm for the Company.
23.2	Consent of Moss Adams LLP, Independent Auditors for Smoke Free Technologies, Inc. dba VaporBeast.
23.3	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.